Exhibit 99.1

   ITT INDUSTRIES REPORTS SECOND QUARTER EPS OF $1.46, UP 24 PERCENT INCLUDING
            BENEFIT OF SPECIAL ITEMS; COMPANY RAISES FY 2005 GUIDANCE

    - Earnings before benefit of special items $1.43, up 21 percent over comparable $1.18

    - Revenue up 20 percent to $1.98 billion; organic revenue up 12 percent, marking seventh consecutive quarter of double-digit organic revenue growth

    - Water/wastewater revenue up 14 percent; Defense backlog reaches $4 billion as orders grow 109 percent

    - Strong cash flow as year-to-date cash from operating activities grows 176 percent

    - Company raises FY EPS guidance from $5.10-5.25 to $5.30-5.40, up 17 percent from 2004

    WHITE PLAINS, N.Y., July 29 /PRNewswire-FirstCall/ -- ITT Industries, Inc. (NYSE: ITT) today announced second quarter 2005 net income of $137.7 million, up $25.7 million over the second quarter 2004 including the net benefit of special items. Diluted earnings per share (EPS) for the quarter, including the net benefit of special items, was $1.46, up $0.28 from the same period in 2004. The company realized a $0.08 per share benefit primarily from tax items, offset by restructuring costs of $0.05 per share. The net effect of these special items was a $0.03 increase in reported EPS for the second quarter 2005. Adjusting results to exclude these special items, earnings for the second quarter 2005 were $1.43 per share, up 21 percent over the comparable 2004 figure of $1.18.

    "This was our seventh consecutive quarter of double-digit organic revenue growth, with Fluid Technology and Defense leading the way. We are encouraged by the favorable environment and the traction we're seeing in our end markets," said Steve Loranger, ITT Industries' Chairman, President and Chief Executive Officer. "Order growth has been outstanding. Defense order activity was up 109 percent in the second quarter, leading to an all-time high Defense backlog of $4 billion. Our Fluid Technology businesses continue to demonstrate strong organic growth, and we're beginning to show attractive margin expansion through successful implementation of lean initiatives. "

    "We see excellent potential for future growth, and for the second time this year we're raising our full-year earnings, revenue and cash flow guidance," Loranger said. "With a strong first half and solid orders across most of our businesses, we're once again raising our full year earnings target to a range of $5.30 - $5.40 per share, which represents an EPS growth of 17 percent over full year 2004. We now estimate full-year 2005 revenues of $7.7 - $7.8 billion, up 14
- 15 percent from results last year, and we are raising our full-year 2005 cash forecast to $525 - $560 million."

    Second Quarter Financial Highlights

    -- Second quarter revenues rose 20 percent over the same period 2004 to $1.98 billion on sales growth across the portfolio, the acquisition of Kodak's Remote Sensing business and the positive impact of foreign exchange. Organic revenue, excluding foreign exchange and acquisitions, grew 12 percent and organic order growth was 32 percent.

    -- Segment operating income grew 30 percent over the second quarter 2004 to $229.9 million.

    -- Year-to-date 2005 cash from operations grew 176 percent to $163.1 million. Free cash flow (cash from operations excluding voluntary pension pre-funding less capital expenditures) nearly doubled the 2004 six-month performance to $191.3 million, due to earnings growth and lower working capital investment.

    -- The company named George Minnich as the new Chief Financial Officer. Minnich joined ITT from United Technologies, where he served as the CFO of UTC's $10 billion Otis unit. Minnich replaces Ed Williams, who is retiring after an 18-year career with ITT.

    Second Quarter Segment Highlights
    Fluid Technology

    -- Second quarter Fluid Technology revenues were $734.5 million, up $83.6 million or 13 percent from the same period last year, with organic revenue growth of 11 percent. Revenue growth was driven by organic growth in wastewater, building trades and industrial product sales, as well as currency translation. Segment operating income was $94.3 million and operating margin rose 120 basis points, including the impact of restructuring charges. Adjusting to exclude restructuring costs, operating income was $96.6 million, up 22 percent from the comparable figure in 2004.

    -- The wastewater business saw 15 percent revenue growth, with double-digit sales growth in Europe and Asia Pacific. One key to the growth has been ITT's proprietary N-pump technology, which is energy efficient, easy to maintain and reduces clogging even under the most extreme conditions. ITT is leveraging this innovative technology to cover a broader range of applications, and expects N-pump to represent half of the wastewater pump revenue in the next five years.

    -- ITT's water treatment business continues its growth pattern, particularly in the ultraviolet and ozone disinfection business which saw second quarter order activity grow 13 percent. ITT won its first order to combat endocrine disruptors in wastewater.

    Defense Electronics & Services

    -- Defense Electronics & Services revenues for the second quarter were $779.5 million, up $248.8 million or 47 percent over last year, due to the Remote Sensing acquisition and to increased sales, particularly at Night Vision, Aerospace/Communications and Systems. Organic revenue growth was 26 percent. Operating income rose 52 percent to $84.9 million, and operating margin rose 40 basis points. The Defense backlog now stands at a record high $4 billion, up 24 percent over the second quarter of 2004.

    -- The Aerospace/Communications division was successful in ramping up production of SINCGARS tactical radios to 3,000 units per month, triple the production rate in January of this year. In June the division was awarded a $478 million order for 73,000 additional radios to be delivered over the next several years.

    -- Demand for ITT's Night Vision devices continues a long-term growth trend, evidenced by achieving a record backlog of $400 million through continued strong performance on its existing contracts. The division also won strategic contracts to provide the U.K. and Norway with night vision technology, increasing ITT's presence in the international market. The division expects more growth through the development of enhanced night vision devices (ENVG), which combine light intensification with infrared technology, and received the first ENVG order from a $560 million contract with the U.S. military.

    -- Strong performance in the Systems division resulted in additional contract orders worth more than $200 million to support U.S. troops in Europe and the Middle East. Further, the division extended its record of success by supporting NASA's Deep Space Network (DSN), and delivering 100 percent of the data required for the Deep Impact mission. In this mission, a NASA probe successfully impacted a comet and provided scientists with new data about the origins of the universe. ITT supports NASA's uplink and downlink communications systems in DSN projects at the Jet Propulsion Laboratory.

    Motion & Flow Control

    -- Motion & Flow Control revenues for the second quarter were $290.9 million, up 3 percent on higher volume in friction materials and Aerospace Controls, and foreign exchange. Operating income rose 9 percent to $45 million; excluding restructuring costs, operating income was up $2.3 million to $46 million, while operating margin rose 30 basis points.

    -- ITT's friction materials business continues to gain market share, realizing double-digit revenue growth during the quarter. The business is on track to begin brake pad production at its U.S. facility in the third quarter.

    -- The Aerospace Controls unit revenues rose 16 percent while also generating higher margins as a result of lean initiatives, higher volume and strong aftermarket activity.

    Electronic Components

    -- Electronic Components revenues for the second quarter were $181.7 million, down $4.9 million from same period last year, with a challenging comparison versus last year's 25 percent revenue growth in the second quarter. Second quarter revenues were up 5 percent sequentially from the first quarter 2005. Although operating income increased $1.2 million to $5.7 million as reported, adjusting for the effects of restructuring, operating income declined by $2.4 million due to continued challenges in keypads operations.

    -- This segment had higher order growth, led by a 34 percent growth in orders from wireless handset customers. The growth is attributable to the Motorola RAZR phone, for which ITT is the sole provider of dome array, backlight modules and switches.

    -- Order activity increased for ITT's mechatronics technology for electro-mechanical controls. ITT has won 12 new product introductions that will be in production in the coming months for customers such as Bobcat, Caterpillar, AGCO and Volvo.

    About ITT Industries
    ITT Industries, Inc. (http://www.itt.com) supplies advanced technology products and services in key markets including: fluid and water management including water treatment; defense communication, opto-electronics, information technology and services; electronic interconnects and switches; and other specialty products. Headquartered in White Plains, NY, the company generated $6.8 billion in 2004 sales.

    In addition to the New York Stock Exchange, ITT Industries stock is traded on the Midwest, Pacific, Paris, London and Frankfurt exchanges.

    For free B-roll/video content about ITT Industries, please log onto http://www.thenewsmarket.com/ITT to preview and request video. You can receive broadcast-standard video quality digitally or by tape from this site. Registration and video are free to the media.

    "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995 ("the Act"):

    Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business and Item 7.

    Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

    NOTE: ITT Industries believes that investors' understanding of the Company's operating performance is enhanced by the use of certain non-GAAP financial measures, including adjusted GAAP net income and adjusted GAAP EPS, which Management considers useful in providing insight into operating performance, as it excludes the impact of special items that cannot be expected to recur on a quarterly basis. Management also believes that investors can better analyze the Company's revenue and order growth by utilizing organic revenue and organic order growth measures that exclude the effect of foreign exchange translation and the effect of recent acquisitions. In addition, Management considers the use of free cash flow to be an important indication of the Company's ability to make acquisitions, fund pension obligations, buy back outstanding shares and service debt. Free cash flow, adjusted net income, adjusted EPS, organic revenue and organic orders are not financial measures under GAAP, should not be considered as substitutes for cash from operating activities, EPS, net income or revenue as defined by GAAP, and may not be comparable to similarly titled measures reported by other companies. A reconciliation to the GAAP equivalents of these non-GAAP measures is set forth in the attached unaudited financial information.

                    CONSOLIDATED CONDENSED INCOME STATEMENTS
                         (In millions, except per share)
                                   (Unaudited)

                                         Three Months Ended         Six Months Ended
                                              June 30,                  June 30,
                                      -----------------------   -----------------------
                                         2005         2004         2005         2004
                                      ----------   ----------   ----------   ----------
Sales and revenues                    $  1,983.2   $  1,646.8   $  3,866.3   $  3,157.9

Costs of sales and
 revenues                                1,318.1      1,074.6      2,605.8      2,078.0
Selling, general and
 administrative
 expenses                                  271.6        235.7        542.5        463.7
Research, development
 and engineering
 expenses                                  180.1        166.4        332.9        311.0
Restructuring and
 asset impairment
 charges                                     6.6         14.0         26.0         18.7
Total costs and
 expenses                                1,776.4      1,490.7      3,507.2      2,871.4

Operating income                           206.8        156.1        359.1        286.5
Interest expense                            13.9         10.8         34.0         21.1
Interest income                              5.5          5.4         19.7         14.6
Miscellaneous
 expense, net                                5.7          3.1         10.7          6.7
Income from continuing
 operations before
 income taxes                              192.7        147.6        334.1        273.3
Income tax expense                          55.8         34.0         70.0         70.7
Income from
 continuing
 operations                                136.9        113.6        264.1        202.6
Discontinued operations,
 including tax benefit
 (expense) of $(0.5),
 $0.8, $5.2 and $0.8
 in each period,
 respectively                                0.8         (1.6)        (9.9)        (1.7)
Net income                            $    137.7   $    112.0   $    254.2   $    200.9

Earnings Per Share:
Income from continuing
 operations:
   Basic                              $     1.48   $     1.23   $     2.85   $     2.20
   Diluted                            $     1.45   $     1.20   $     2.80   $     2.15
Discontinued
 operations:
   Basic                              $     0.01   $    (0.02)  $    (0.10)  $    (0.02)
   Diluted                            $     0.01   $    (0.02)  $    (0.10)  $    (0.02)
Net income:
   Basic                              $     1.49   $     1.21   $     2.75   $     2.18
   Diluted                            $     1.46   $     1.18   $     2.70   $     2.13

Average Common Shares
 - Basic                                    92.3         92.4         92.3         92.3
Average Common Shares
 - Diluted                                  94.2         94.5         94.2         94.5

                      ITT INDUSTRIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                  (In millions)
                                   (Unaudited)

                                                   June 30,     December 31,
                                                     2005           2004
                                                 ------------   ------------
Assets
Current Assets:
   Cash and cash equivalents                     $      384.2   $      262.9
   Receivables, net                                   1,309.3        1,174.3
   Inventories, net                                     696.1          708.4
   Current assets of discontinued operations                -            7.3
   Deferred income taxes                                 99.3          107.2
   Other current assets                                  93.9           69.1
      Total current assets                            2,582.8        2,329.2

Plant, property and equipment, net                      909.3          980.9
Deferred income taxes                                   233.2          212.1
Goodwill, net                                         2,447.3        2,514.1
Other intangible assets, net                            231.1          240.3
Other assets                                          1,092.8        1,000.1
      Total assets                               $    7,496.5   $    7,276.7

Liabilities and Shareholders' Equity
Current Liabilities:
   Accounts payable                              $      764.3   $      719.8
   Accrued expenses                                     729.0          717.2
   Accrued taxes                                        269.8          277.4
   Current liabilities of
    discontinued operations                                 -              -
   Notes payable and current maturities
    of long-term debt                                   887.7          729.2
   Other current liabilities                             10.3            2.2
      Total current liabilities                       2,661.1        2,445.8

Pension and postretirement benefits                   1,362.9        1,378.5
Long-term debt                                          561.3          542.8
Other liabilities                                       554.4          566.6
      Total liabilities                               5,139.7        4,933.7

Shareholders' equity                                  2,356.8        2,343.0
      Total liabilities and
       shareholders' equity                      $    7,496.5   $    7,276.7

                      ITT INDUSTRIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (In millions)
                                   (Unaudited)

                                                       Six Months Ended
                                                           June 30,
                                                 ---------------------------
                                                     2005           2004
                                                 ------------   ------------
Operating Activities
Net income                                       $      254.2   $      200.9
Loss from discontinued operations                         9.9            1.7
Income from continuing operations                       264.1          202.6

Adjustments to income from continuing operations:
   Depreciation and amortization                        108.8           96.6
   Restructuring and asset impairment charges            26.0           18.7
Payments for restructuring                              (23.4)         (17.7)
Change in receivables                                  (197.6)        (193.6)
Change in inventories                                   (28.3)         (37.3)
Change in accounts payable and accrued expenses         105.2           63.9
Change in accrued and deferred taxes                     16.2           38.0
Change in other current and non-current assets         (107.1)        (104.8)
Change in other non-current liabilities                  (1.8)          (9.1)
Other, net                                                1.0            1.9
   Net cash - operating activities                      163.1           59.2

Investing Activities
Additions to plant, property and equipment              (71.8)         (63.4)
Acquisitions, net of cash acquired                       (1.5)        (257.3)
Proceeds from sale of assets and businesses               7.7            4.7
Other, net                                                0.1            0.3
   Net cash - investing activities                      (65.5)        (315.7)

Financing Activities
Short-term debt, net                                    162.6          199.6
Long-term debt repaid                                    (4.6)         (36.2)
Long-term debt issued                                     0.4            0.9
Repurchase of common stock                             (118.2)        (114.7)
Proceeds from issuance of common stock                   56.3           56.4
Dividends paid                                          (49.8)         (30.5)
Other, net                                               (0.1)          (0.1)
   Net cash - financing activities                       46.6           75.4

Exchange Rate Effects on Cash and
 Cash Equivalents                                       (21.9)          (7.6)
Net Cash - Discontinued Operations                       (1.0)          (6.0)

Net change in cash and cash equivalents                 121.3         (194.7)
Cash and cash equivalents - beginning of year           262.9          414.2
Cash and Cash Equivalents - end of period        $      384.2   $      219.5

              ITT Industries Non-GAAP Press Release Reconciliation
                  Reported vs. Organic Revenue / Orders Growth
                           Second Quarter 2005 & 2004

                                  ($ Millions)

                                                       (As Reported - GAAP)
                                         -------------------------------------------------
                                                                     Change      % Change
                                           Sales &      Sales &       2005         2005
                                          Revenues     Revenues        vs.          vs.
                                          3M 2005      3M 2004        2004         2004
                                         ----------   ----------   ----------   ----------
ITT Industries - Consolidated               1,983.2      1,646.8        336.4           20%

Fluid Technology                              734.5        650.9         83.6           13%

Defense Electronics                           779.5        530.7        248.8           47%

                                                                     Change      % Change
                                                                      2005         2005
                                           Orders       Orders         vs.          vs.
                                          3M 2005      3M 2004        2004         2004
                                         ----------   ----------   ----------   ----------
ITT Industries - Consolidated               2,460.4      1,762.4        698.0           40%

Defense Electronics                         1,236.1        592.6        643.5          109%

                                           Orders       Sales      Orders/Sales
                                          3M 2005      3M 2005     Book-to-Bill
                                         ----------   ----------   ------------
Electronic Components                         185.6        181.7           1.02

                                                         (As Adjusted - Organic)
                                         -----------------------------------------------------
                                           Sales &     Acquisition        FX        Adj. Sales
                                          Revenues    Contribution   Contribution   & Revenues
                                          3M 2005       3M 2005        3M 2005        3M 2005
                                         ----------   ------------   ------------   ----------
ITT Industries -
 Consolidated                               1,983.2         (110.4)         (25.1)     1,847.7

Fluid Technology                              734.5              -          (15.1)       719.4

Defense Electronics                           779.5         (109.0)           0.0        670.5

                                                       Acquisition        FX            Adj.
                                           Orders     Contribution   Contribution     Orders
                                          3M 2005       3M 2005        3M 2005       3M 2005
                                         ----------   ------------   ------------   ----------
ITT Industries -
 Consolidated                               2,460.4         (107.1)         (24.5)     2,328.8

Defense Electronics                         1,236.1         (105.6)             -      1,130.5

Electronic Components

                                    Sales &
                                   Revenues          Change          % Change
                                   3M 2004       Adj. 05 vs. 04   Adj. 05 vs. 04
                                --------------   --------------   --------------
ITT Industries - Consolidated          1,646.8            200.9               12%

Fluid Technology                         650.9             68.5               11%

Defense Electronics                      530.7            139.8               26%

                                    Orders           Change          % Change
                                   3M 2004       Adj. 05 vs. 04   Adj. 05 vs. 04
                                --------------   --------------   --------------
ITT Industries - Consolidated          1,762.4            566.4               32%

Defense Electronics                      592.6            537.9               91%

Electronic Components

              ITT Industries Non-GAAP Press Release Reconciliation
         Segment Operating Income & OI Margin Adjusted for Restructuring
                          Second Quarter of 2005 & 2004

                                  ($ Millions)

                              Q2 2005      Q2 2004        %         Q2 2005
                                As           As         Change         As
                             Reported     Reported    05 vs. 04     Reported
                            ----------   ----------   ----------   ----------
Sales and Revenues:
Electronic Components            181.7        186.6                     181.7
Defense Electronics &
 Services                        779.5        530.7                     779.5
Fluid Technology                 734.5        650.9                     734.5
Motion & Flow Control            290.9        281.3                     290.9
Intersegment eliminations         (3.4)        (2.7)                     (3.4)
  Total Ongoing segments       1,983.2      1,646.8                   1,983.2
Dispositions and other               -            -                         -
Total Sales and Revenues       1,983.2      1,646.8                   1,983.2

Operating Margin:
Electronic Components              3.1%         2.4%                      3.1%
Defense Electronics &
 Services                         10.9%        10.5%                     10.9%
Fluid Technology                  12.8%        11.6%                     12.8%
Motion & Flow Control             15.5%        14.7%                     15.5%
Total Ongoing Segments            11.6%        10.8%                     11.6%

Income:
Electronic Components              5.7          4.5         26.7%         5.7
Defense Electronics &
 Services                         84.9         55.8         52.2%        84.9
Fluid Technology                  94.3         75.7         24.6%        94.3
Motion & Flow Control             45.0         41.3          9.0%        45.0
Total Segment Operating
 Income                          229.9        177.3         29.7%       229.9

                               Adjust       Q2 2005    Q2 2004      Adjust
                              for 2005        As         As         for 2004
                            Restructuring  Adjusted   Reported   Restructuring
                            -------------  --------   --------   -------------
Sales and Revenues:
Electronic Components                         181.7      186.6
Defense Electronics &
 Services                                     779.5      530.7
Fluid Technology                              734.5      650.9
Motion & Flow Control                         290.9      281.3
Intersegment eliminations                      (3.4)      (2.7)
  Total Ongoing segments                    1,983.2    1,646.8
Dispositions and other                            -          -
Total Sales and Revenues                    1,983.2    1,646.8

Operating Margin:
Electronic Components                           5.0%       2.4%
Defense Electronics &
 Services                                      10.9%      10.5%
Fluid Technology                               13.2%      11.6%
Motion & Flow Control                          15.8%      14.7%
Total Ongoing Segments                         11.9%      10.8%

Income:
Electronic Components                 3.3       9.0        4.5             6.9
Defense Electronics &
 Services                             0.0      84.9       55.8             0.0
Fluid Technology                      2.3      96.6       75.7             3.2
Motion & Flow Control                 1.0      46.0       41.3             2.4
Total Segment Operating
 Income                               6.6     236.5      177.3            12.5

                                    Q2 2004        % Change
                                  As Adjusted   Adj. 05 vs. 04
                                  -----------   --------------
Sales and Revenues:
Electronic Components                   186.6
Defense Electronics & Services          530.7
Fluid Technology                        650.9
Motion & Flow Control                   281.3
Intersegment eliminations                (2.7)
  Total Ongoing segments              1,646.8
Dispositions and other                      -
Total Sales and Revenues              1,646.8

Operating Margin:
Electronic Components                     6.1%
Defense Electronics & Services           10.5%
Fluid Technology                         12.1%
Motion & Flow Control                    15.5%              30 BP
Total Ongoing Segments                   11.5%

Income:
Electronic Components                    11.4            -21.1%
Defense Electronics & Services           55.8             52.2%
Fluid Technology                         78.9             22.4%
Motion & Flow Control                    43.7              5.3%
Total Segment Operating Income          189.8             24.6%

              ITT Industries Non-GAAP Press Release Reconciliation
                     Reported vs. Adjusted Net Income & EPS
                          Second Quarter of 2005 & 2004

                       ($ Millions, except EPS and shares)

                                            Q2 2005    Q2 2004                   Q2 2004
                  Q2 2005     Q2 2005         As         As        Q2 2004         As
                 Reported   Adjustments    Adjusted   Reported   Adjustments    Adjusted
                 --------   -----------    --------   --------   -----------    --------
Segment
 Operating
 Income             229.9           6.6 #A    236.5      177.3          12.5 #F    189.8

Interest
 Income
 (Expense)           (8.4)         (3.5)#B    (11.9)      (5.4)            -        (5.4)
Other
 Income
 (Expense)           (5.7)            -        (5.7)      (3.1)            -        (3.1)
Gain on
 sale of
 Assets                 -             -           -          -             -           -
Corporate
 (Expense)          (23.1)            -       (23.1)     (21.2)          1.6 #G    (19.6)

Income from
 Continuing
 Operations
 before Tax         192.7           3.1       195.8      147.6          14.1       161.7

Income Tax
 Items                             (4.0)#C     (4.0)                   (11.7)#H    (11.7)
Income Tax
 Expense            (55.8)         (0.9)#D    (56.7)     (34.0)         (4.4)#K    (38.4)

Total Tax
 Expense            (55.8)         (4.9)      (60.7)     (34.0)        (16.1)      (50.1)

Income from
 Continuing
 Operations         136.9          (1.8)      135.1      113.6          (2.0)      111.6

Income from
 Discontinued
 Operations           0.8          (0.8)#E      0.0       (1.6)          1.6 #L      0.0

Net Income          137.7          (2.6)      135.1      112.0          (0.4)      111.6

Diluted EPS          1.46         (0.03)       1.43       1.18         (0.00)       1.18

                                           Change      Percent Change
                                       2005 vs. 2004   2005 vs. 2004
                                        As Adjusted     As Adjusted
                                       -------------   --------------
Segment Operating Income

Interest Income (Expense)
Other Income (Expense)
Gain on sale of Assets
Corporate (Expense)

Income from Continuing Operations
 before Tax

Income Tax Items
Income Tax Expense

Total Tax Expense

Income from Continuing Operations

Income from Discontinued Operations

Net Income                                  23.5            21%

Diluted EPS                               $ 0.25            21%

#A - Remove Restructuring Expense of $6.6M
#B - Remove Interest Income Due to Tax Refund ($3.5M)
#C - Remove Tax Matters of ($4.0M)
#D - Remove Tax Benefit on Special Items of ($0.9M)
#E - Remove D.O. Income of $0.8M
#F - Remove Restructuring Expense of $12.5M
#G - Remove Restructuring Expense of $1.6M
#H - Remove Tax Refund of ($11.7M)
#K - Remove Tax Benefit on Special Items of ($4.4M)
#L - Remove D.O. Expense of $1.6M

              ITT Industries Non-GAAP Press Release Reconciliation
                Cash From Operating Activities vs. Free Cash Flow
                          Second Quarter of 2005 & 2004

                                  ($ Millions)

                              2nd Qtr 05   2nd Qtr 04
                              ----------   ----------
Income from Continuing Ops         264.1        202.6

Depreciation                        92.1         86.8

Amortization                        16.7          9.8

Working Capital                   (142.7)      (160.0)

Pension Pre-funding               (100.0)      (100.0)

Other                               32.9         20.0

Cash from Operations               163.1         59.2

Capital Expenditures               (71.8)       (63.4)

Pension Pre-funding                100.0        100.0

Free Cash Flow                     191.3         95.8

              ITT Industries Non-GAAP Press Release Reconciliation
                Cash From Operating Activities vs. Free Cash Flow
                         Third Quarter & Full Year 2005

                              Free Cash Flow Q3 2005
                              -----------------------
                                Lower        Upper
                              ----------   ----------
Cash from Operations               335.0        360.0

Capital Expenditures              (135.0)      (135.0)

Pension Pre-funding                100.0        100.0

Free Cash Flow                     300.0        325.0

                              Free Cash Flow FY 2005
                              -----------------------
                                Lower        Upper
                              ----------   ----------
Cash from Operations               625.0        660.0

Capital Expenditures              (200.0)      (200.0)

Pension Pre-funding                100.0        100.0

Free Cash Flow                     525.0        560.0

              ITT Industries Non-GAAP Press Release Reconciliation
                     Reported vs. Adjusted Net Income & EPS
                            Full Year of 2005 & 2004

                                        Full Year 2005 EPS**
                              -------------------------------------
                                Lower        Upper       Full Year
                                Limit        Limit      2004 EPS**
                              ----------   ----------   -----------
As Reported*                        5.44         5.54          4.58

Adjustments

Restructuring                       0.19         0.19          0.28

Interest                           (0.07)       (0.07)        (0.03)

Tax Settlement                     (0.36)       (0.36)        (0.17)

Gain on Sale of Investments            -            -         (0.15)

Discontinued Operations             0.10         0.10          0.05

Adjusted Net Income                 5.30         5.40          4.56

*  Amount represents projected figures for full year 2005
** Represents diluted EPS

SOURCE  ITT Industries, Inc.
    -0-                             07/29/2005
    /CONTACT:  Tom Glover of ITT Industries, Inc.,
    +1-914-641-2160, tom.glover@itt.com/
    /First Call Analyst: /
    /FCMN Contact: marianna.ricci@itt.com /
    /Web site:  http://www.itt.com/